UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2014

SOUTH JERSEY INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-6364	22-1901645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Jersey Plaza, Folsom, NJ 08037
(Address of Principal Executive Offices) (Zip Code)

(609) 561-9000
 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

On April 24, 2014, the Company held its 2014 annual meeting of shareholders. At the meeting, the shareholders voted on (1) the election of eleven directors nominated by the Board for one-year terms, (2) an advisory resolution to approve executive compensation, (3) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2014, and (4) an amendment to the Company’s Certificate of Incorporation to make the provisions of Section 14A:3-6.1 to14A:3-6.9 of the New Jersey Business Corporation Act relating to derivative proceedings and shareholder class actions, applicable to the Company.

The shareholders elected all eleven director nominees, approved, on an advisory basis, executive compensation, ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2014, and approved the amendment to the Certificate of Incorporation.

The number of votes cast for or against and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below.

	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Proposal 1: Election of Directors
Sarah M. Barpoulis	24,730,419	136,553	54,072	5,019,482
Thomas A. Bracken	24,686,886	152,837	81,355	5,019,482
Keith S. Campbell	23,993,576	849,856	77,645	5,019,482
Victor A. Fortkiewicz	24,718,006	139,289	63,783	5,019,482
Edward J. Graham	23,750,267	1,128,540	42,271	5,019,482
Sheila Hartnett-Devlin	24,011,315	863,608	46,155	5,019,482
Walter M. Higgins III	24,722,794	149,039	49,245	5,019,482
Sunita Holzer	24,710,278	161,558	49,242	5,019,482
Joseph H. Petrowski	24,731,607	136,600	52,871	5,019,482
Michael J. Renna	23,990,100	844,069	86,909	5,019,482
Frank L. Sims	24,728,636	142,904	49,538	5,019,482

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 2: Advisory Vote to Approve Executive Compensation	23,377,971	1,276,669	266,438	5,019,482

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 3: Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for 2014	28,890,645	980,486	69,061	0

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 4: Approval of Amendment to Certificate of Incorporation relating to derivative proceedings and shareholder class actions	16,139,967	13,545,048	202,529	53,016

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

Dated: April 28, 2014	By:	Gina Merritt-Epps, Esq
Name: Gina Merritt-Epps, Esq. Title: General Counsel & Corporate Secretary